Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2013 relating to the financial statements, which appears in MiX Telematics Limited's Registration Statement on Form F-1 (No. 333-189799).

/s/ PricewaterhouseCoopers Inc.
Johannesburg, South Africa
June 13, 2014